Exhibit (h)(f)(12)

October 31, 2016

Robert D. Spitz

Managing Director

State Street Global Services

2495 Natomas Park Drive, Suite 400

Sacramento, CA 95833

Re:	Pacific Life Fund Advisors LLC, Pacific Life Insurance Company and Pacific Select Fund – Service Agreement

Reference is made to the Service Agreement between us dated as of January 1, 2008, as amended (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.

Addition:

Small-Cap Growth Portfolio (effective October 31, 2016)

In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as the fund administrator with respect to the new portfolios. A current schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Pacific Life Fund Advisors LLC

By: /s/ Howard T. Hirakawa

        Name: Howard T. Hirakawa

        Title: SVP, Fund Advisor Operations

By: /s/ Laurene E. MacElwee

        Name: Laurene E. MacElwee

        Title: VP & Assistant Secretary

Accepted: State Street Bank and Trust Company By: /s/ Andrew Erickson Name: Andrew Erickson Title: Executive Vice President

Pacific Life Insurance Company

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: SVP, Fund Advisor Operations

By:	/s/ Jane M. Guon
Name: Jane M. Guon
Title: Secretary

Pacific Select Fund

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: SVP, Fund Advisor Operations

By:	/s/ Laurene E. MacElwee
Name: Laurene E. MacElwee
Title: VP & Assistant Secretary

Schedule A – Services Agreement

List of Portfolios

As of October 31, 2016

(Between Pacific Life Fund Advisors LLC, Pacific Life Insurance Company, Pacific Select Fund and State Street Bank and Trust Company)

U.S. Fixed Income Portfolios:

Core Income

Diversified Bond

Floating Rate Loan

Floating Rate Income

High Yield Bond

Inflation Managed

Inflation Strategy

Managed Bond

Short Duration Bond

Non-U.S. Fixed Income Portfolio:

Emerging Markets Debt

U.S. Equity Portfolios:

Comstock

Developing Growth (f/k/a Small-Cap Growth)

Dividend Growth

Equity Index

Focused Growth

Growth

Large-Cap Growth

Large-Cap Value

Long/Short Large-Cap

Main Street® Core

Mid-Cap Equity

Mid-Cap Growth

Mid-Cap Value

Small-Cap Growth

Small-Cap Equity

Small-Cap Index

Small-Cap Value

Value Advantage

Non-U.S. Equity Portfolios:

Emerging Markets

International Large-Cap

International Small-Cap

International Value

Sector Portfolios:

Health Sciences

Real Estate

Technology

Alternative Strategies Portfolios:

Currency Strategies

Equity Long/Short

Global Absolute Return

Asset Allocation/Balanced Portfolios:

PSF DFA Balanced Allocation

Pacific Dynamix— Conservative Growth

Pacific Dynamix— Moderate Growth

Pacific Dynamix— Growth

Portfolio Optimization Conservative

Portfolio Optimization Moderate-Conservative

Portfolio Optimization Moderate

Portfolio Optimization Growth

Portfolio Optimization Aggressive-Growth

Diversified Alternatives

Pacific Dynamix Underlying Portfolios:

PD 1-3 Year Corporate Bond

PD Aggregate Bond Index

PD High Yield Bond Market

PD Large-Cap Growth Index

PD Large-Cap Value Index

PD Small-Cap Growth Index

PD Small-Cap Value Index

PD International Large-Cap

PD Emerging Markets